Exhibit 4.6
                                 FNB ROCHESTER CORP.

                             EMPLOYEE STOCK PURCHASE PLAN


          1.   PURPOSE

          The purpose of the FNB Rochester Corp. Employee Stock Purchase Plan (the "Plan") is to provide employees of FNB Rochester Corp. (the "Company"), its present subsidiaries, and any subsidiary hereafter designated by the Board of Directors to be included in the Plan (including subsidiaries acquired or created subsequent to the time the Plan became effective), with an opportunity to acquire an ownership interest in the Company through the purchase of shares of the Company's common stock, par value $1.00 per share ("Shares"), and thus more closely align the interests of employees with those of the Company and develop a stronger incentive for employees to work for the continued success of the Company.

          2.   ELIGIBILITY

          A. Any employee (as defined in subparagraph 18.B.) who shall have completed thirty (30) days of continuous employment, or any probationary period provided for in a collective bargaining agreement, whichever is longer, shall be eligible to participate in the Plan.

          B. Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted any purchase right under this Plan if, immediately after the grant, such Participant would own common stock of the Company or hold outstanding purchase rights or options to purchase the Company's common stock:

               (i) possessing 5% or more of the total combined voting power of all classes of stock of the Company (for the purposes of this provision, the Rules of Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") shall apply to determining stock ownership of the Participant); or

               (ii) permitting the Participant under this Plan and all
                    employee stock purchase plans of the Company (as defined in Code Section 423(b)), to accrue common stock of the Company at a rate which exceeds $25,000 in fair market value of common stock (determined at the time such option or purchase right is granted) for each calendar year in which such option or purchase right is outstanding.

          3.   TERM OF THE PLAN

          This Plan shall become effective when duly authorized by the Board of Directors of the Company. The Company expects to continue the Plan until such time as the Shares reserved for issuance under the Plan have been sold. However, the Plan may be terminated by either the Board of Directors or the Committee (as hereinafter defined) at any time, in their respective discretion, and shall terminate automatically, without such action: (i) whenever a required registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the Shares offered pursuant to the Plan; or (ii) whenever the maximum number of Shares which may be purchased pursuant to the Plan have been purchased.

          4.   PARTICIPATION IN THE PLAN

          A. An eligible employee may become a participant in the Plan (a "Participant") either at the commencement date or at any time during the term of the Plan, by completing a Payroll Deduction Authorization on the form provided by the Company and filing it with the Human Resources Department prior to the applicable date provided below.

          B. (i) An eligible employee who wishes to become a Participant on the commencement date must file his or her Payroll Deduction Authorization form prior to January 1, 1997, and such Authorization shall become effective on that date.

               (ii) An eligible employee who wishes to become a Participant at any time after January 1, 1997 must file his or her Payroll Deduction Authorization form at least ten (10) business days prior to the Effective date of the Authorization.

          C. If a Participant in the Plan files a Payroll Deduction Authorization form after commencement of the Plan increasing the rate of his or her payroll deduction, such filing shall constitute an election to have payroll deductions for the remainder of the term of the Plan made at the rate specified in that Authorization, but in no event shall such an election permit the Participant to be eligible for a number of Shares greater than the maximum number of Shares the Participant would have been entitled to receive under the limitations set forth in subparagraph 7.B. below, had such election not been made.

          D. Payroll deductions for a Participant shall commence on the date when his or her Payroll Deduction Authorization becomes effective and shall end on the termination date of the Plan unless sooner terminated by the Participant as provided in paragraph 8.

          E.   Participation in the Plan shall be voluntary.

          5.   PAYROLL DEDUCTIONS

          A. At the time he or she enrolls in the Plan, a Participant shall elect to have payroll deductions made from his or her Total Compensation on each pay-day during the time he or she is a participant in the Plan at a rate equal to not more than 10% of the Total Compensation to which the Participant is entitled on such pay-day.

          B. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A
               Participant may not make any separate cash payment into such account.

          C. A Participant may increase or reduce the amount of his or her payroll deduction by completing an amended Payroll Deduction Authorization on the form provided and filing it with the Human Resources Department, but no change can be made during the term of the Plan which would either change the time or increase the rate of his or her payroll deductions except in accordance with subparagraph 4.C.

          D. A Participant may discontinue his or her participation in the Plan at any time as provided in paragraph 8.


          6.   RIGHT TO SUBSCRIBE; PURCHASE OF SHARES

          A. Shares will be purchased under the Plan by the exercise of Subscription Rights granted hereunder. Each Participant for whom a Payroll Deduction Authorization is then in effect is hereby granted a subscription right to purchase on the last payday in each month (a "Purchase Date") up to as many Shares as the Participant can purchase with ten (10) percent of the Total Compensation paid to him or her by the Company or any of its subsidiaries during that month.

          B. The purchase price for Shares purchased pursuant to the Plan shall be the fair market value (as hereinafter defined) of the Shares on the last day immediately preceding the Purchase Date as determined under subparagraph 6.C.

          C. The fair market value of a Share on any day shall be: (i) if the Shares are traded in the over-the-counter market, the mean between the bid and asked prices of Shares in the over-the-counter market as reported on the National Association of Security Dealers Automatic Quotation System (NASDAQ);
               (ii) if the Shares are traded in the over-the-counter market and are designated as National Market System securities, the reported last sale price of Shares, or (iii) if the Shares are traded on one or more securities exchanges, the average of the closing prices on all such exchanges on such day; or, in the event that there are no such reports for such day, the fair market value shall be such price based on the first preceding day for which there is such a report.

          D. In no event shall the purchase price for Shares purchased hereunder be less than the par value thereof.

          7.   EMPLOYEE ACCOUNTS AND PAYROLL DEDUCTIONS

          A. The Company or subsidiary, if applicable, shall maintain for each Participant a separate bookkeeping account (a "Company Account") to which shall be credited all payroll deductions made for him or her and from which shall be deducted amounts used to purchase Shares hereunder.

          B. On each pay-day a payroll deduction in the amount specified in the most recent Payroll Deduction Authorization Form filed with the Company or any of its subsidiaries (but not more than ten (10) percent of the Total Compensation paid to a Participant by the Company or any of its subsidiaries on a pay-day) shall be made and the amount thereof shall be credited to the Participant's Company Account.

          C. Smith Barney, Inc. or a successor brokerage firm shall act as the Company's agent (the "Agent") with respect to the Plan. Each month the Company shall advise the Agent of the amount of the deductions made by Participants, and the Agent shall advise the Company of the number of whole Shares, determined in accordance with paragraph 6, to be purchased by all Participants. All amounts in the Company Accounts shall then be used to purchase the maximum number of whole Shares which can be purchased at the purchase price determined in accordance with paragraph 6 hereof. The Company shall, as expeditiously as possible, cause such Shares to be issued to the nominee account of the Agent, and the Agent shall credit individual accounts maintained by it in the name of each Participant (the "Participant Accounts") with the respective number of Shares purchased by each of them. The Agent shall deliver monthly statements to each Participant showing the numbers of whole Shares delivered to and maintained in his or her Participant Account, and showing any fractional Share credited to the Participant in his or her Participant Account.

          D. Certificates for fractional shares will not be issued. Any fractional Shares held in Participant Accounts will be held by the Trustee, without payment of interest thereon, until further purchases on the next Purchase Date cause such fraction to become a whole number of Shares. Any money remaining in the Participant's Company Account by reason of his or her prior election not to purchase Shares on a Purchase Date shall be disbursed to the employee within 30 days after the Purchase Date.

          E.   Notwithstanding anything to the contrary contained herein,
               (i) if the number of shares Participants desire to purchase on a Purchase Date exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among the Participants in proportion to their contributions during the monthly period (but no fractional Shares shall be issued); and (ii) no funds in a Participant's Account shall be applied to the purchase of Shares and no Shares hereunder shall be issued unless such Shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption from such registration.

          F. A Participant may change the amount of his or her payroll deduction (subject always to the limitation of this Plan) by completing and filing with the Company or the relevant subsidiary a new Payroll Deduction Authorization Form. The change shall become effective on the first payday following at least ten business days after receipt of the Form by the Company's Human Resources Department in Rochester, New York or the relevant personnel department of a subsidiary.

          8.   WITHDRAWAL FROM THE PLAN; TERMINATION OF PARTICIPATION IN
               THE PLAN

          A. A Participant may withdraw from the Plan at any time and for any reason by delivering a written notification of withdrawal to the Company or the relevant subsidiary. Any withdrawal shall become effective as soon as practicable after receipt of the written notification by the Company's Human Resources Department in Rochester, New York or the relevant personnel department of a subsidiary.

          B. A Participant's participation in the Plan shall automatically terminate upon his or her ceasing to be an employee of the Company for any reason including death. An employee who has withdrawn from the Plan may recommence participation in the Plan by completing and filing with the Company or the relevant subsidiary a new Payroll Deduction Authorization Form.

          C. Upon withdrawal or termination, (i) all amounts held by the Company or a subsidiary, if applicable, in the Company Account of a Participant shall be disbursed to him or her or to his or her estate within 30 days after the date of withdrawal or termination, and (ii) the then fair market value of any fractional share credited to the Participant's Participant Account shall be made available by the Agent in the Participant's Account.

          9.   RIGHTS AS A SHAREHOLDER

               A Participant shall have all the rights and privileges of a shareholder of the Company with respect to Shares purchased pursuant to the Plan (to the extent permitted by applicable law) on the date the Shares are purchased.

          10.  SHARES

          A. The Shares to be sold to Participants under the Plan may, at the election of the Company, by either treasury Shares or Shares originally issued for such purpose. The maximum number of Shares which shall be made available for sale under the Plan shall be 50,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 14. If the total number of Shares for which subscriptions have been made on any date in accordance with paragraph 6 exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, payroll deductions to be made pursuant to Payroll Deduction Authorizations which become effective on that date shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

          B. Shares to be purchased under the Plan will be registered in the name of the Agent or its Nominee who will credit a like number of Shares to the respective accounts of the Participants in proportion to the number of Shares purchased by each of them.

          C. Share certificates for Shares purchased under the Plan shall be delivered to the Agent as soon as practicable after the Purchase Date on which they were purchased.

          11.  USE OF FUNDS

               All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

          12.  ADMINISTRATION

               The Plan shall be administered by a Committee (the "Committee") consisting of not less than three (3) members who shall be appointed by the Board of Directors of the Company. Each member of the Committee shall be either a director, an officer or an employee of the Company. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members. The Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision or action of the Committee with respect to the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. The Company shall pay all expenses of the administration of the Plan.

          13.  TRANSFERABILITY

               Neither payroll deductions credited to a Participant's account nor any rights to purchase or receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, and any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, but the Company may treat such act as an election to withdraw from participation in the Plan in accordance with paragraph 8.

          14.  ADJUSTMENTS

               If there is any change in the outstanding Shares of the Company as a result of a stock dividend, stock split or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, or recapitalization or otherwise, the Board may make appropriate adjustments in the number and kind of Shares subject to the Plan, and to the kind of shares and prices per share of shares subject to outstanding subscription rights, in order to preserve the relative benefits to Participants.

          15.  MERGER, CONSOLIDATION OR SALE OF ASSETS

               In the event the Company merges or consolidates with another corporation, or sells all or substantially all of its assets, or liquidates, prior to the termination date, the Company may, at its option, terminate the Plan and return to each Participant his or her accumulated payroll deductions.

          16.  AMENDMENT TO THE PLAN

               The Plan may be amended at any time by the Board of Directors of the Company in its sole discretion.

          17.  NOTICES

               All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or other person designated by the Company for the receipt of such notice or other communications, in the form and at the location specified by the Company.

          18.  DEFINITIONS

          A. "Total Compensation" means all regular straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other special payments except amounts subject to the provisions of the Company's profit-sharing and retirement plans, and the Company's performance unit award plan and except to the extent that the exclusion of any such item is specifically directed by the Committee.

          B. "Employee" means a person, who is customarily employed by the Company or a designated subsidiary for more than twenty
               (20) hours per week and more than five (5) months in a calendar year.